UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 14, 2018

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33886	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

3844 Kennett Pike, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 14, 2018, Acorn Energy, Inc. completed the sale of its remaining 41.15% interest in DSIT Solutions, Ltd. for $5.8 million, before fees and taxes, to joint purchasers Danbel Holdings Ltd. and M.N. Wasserman Ltd., both of which are Israeli corporations.

Item 7.01 Regulation FD Disclosure.

On February 14, Acorn Energy, Inc. issued a press release regarding the transaction described in this report and announcing that Acorn will host a conference call on Thursday, February 15, 2018 at 10:00 am EST to review the completed DSIT transaction and the outlook for Acorn. The dial-in number for the call will be 844-834-0644 (or 412-317-5190 international). An audio replay and transcript of the call will be posted to the Investor Relations section of Acorn’s website (www.acornenergy.com) when available. Questions may be submitted to acfn@catalyst-ir.com before or after the call.

The press release is annexed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No:	Description

99.1	Press release of Acorn Energy, Inc., dated February 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of February, 2018.

ACORN ENERGY, INC.

By:	/s/Michael Barth
Name:	Michael Barth
Title:	Chief Financial Officer